                                                                   EXHIBIT 10.19

NOTE: CERTAIN PORTIONS OF THE EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                                    AGREEMENT



                                 BY AND BETWEEN



                                   IOMED, INC.



                                       AND



                          LABORATOIRES FOURNIER S.C.A.



                          DATED AS OF FEBRUARY 20, 1996

                                TABLE OF CONTENTS


ARTICLE           I.       DEFINITIONS...........................................................................   1


ARTICLE           II.      REPRESENTATIONS AND WARRANTIES........................................................   6

                           2.01. WARRANTIES OF IOMED.............................................................   6
                           2.02. WARRANTIES OF FOURNIER..........................................................   7

ARTICLE           III.     CONVERSION OF THE NOTE................................................................   8

                           3.01. CONVERSION......................................................................   8
                           3.02. EFFECT OF CONVERSION............................................................   8
                           3.03. RESERVATION OF CONVERSION SHARES................................................   9
                           3.04. ADJUSTMENTS.....................................................................   9

ARTICLE           IV.      RESEARCH AND DEVELOPMENT AGREEMENT....................................................   9

                           4.01. TERMINATION.....................................................................   9
                           4.02. RESEARCH COSTS..................................................................   9
                           4.03. WAIVER OF CLAIMS................................................................   9
                           4.04. RETURN OF INFORMATION...........................................................  10
                           4.05. FENTANYL BLOOD LEVEL STUDY......................................................  10
                           4.06. ELECTRODES......................................................................  10

ARTICLE '         V.       MEETINGS OF IOMED'S BOARD OF DIRECTORS................................................  10

                           5.01. MEETINGS........................................................................  10
                           5.02. LIMITATION......................................................................  11
                           5.03. DEFINITION......................................................................  11

ARTICLE           VI.      LICENSES AND SUBLICENSES..............................................................  11

                           6.01. OWNERSHIP.......................................................................  11
                           6.02. IOMED LICENSE TO FOURNIER.......................................................  12
                           6.03. FOURNIER LICENSE TO IOMED.......................................................  13
                           6.04. SUBLICENSES.....................................................................  13
                           6.05. RESTRICTIONS....................................................................  14
                           6.06. ROYALTIES.......................................................................  15

ARTICLE           VII.     SALE OF TECHNOLOGY....................................................................  15

                           7.01. RESTRICTION.....................................................................  15
                           7.02. RIGHT OF FIRST OFFER............................................................  15

ARTICLE           VIII.    TERMINATION...........................................................................  17

                           8.01. TERM............................................................................  17
                           8.02. EFFECT OF TERMINATION...........................................................  18
                           8.03. CONTINUING LIABILITY............................................................  18

ARTICLE           IX.      GENERAL PROVISIONS....................................................................  18

                           9.01. AMENDMENTS......................................................................  18
                           9.02. SEVERABILITY OF PROVISIONS......................................................  18
                           9.03. GOVERNING LAW...................................................................  19
                           9.04. HEADINGS........................................................................  19
                           9.05. COUNTERPARTS....................................................................  19
                           9.06. NOTICES.........................................................................  19
                           9.07. SPECIFIC PERFORMANCE............................................................  20
                           9.08. SUCCESSORS AND ASSIGNS..........................................................  20
                           9.09. FURTHER ASSURANCES..............................................................  20
                           9.10. EXPENSES........................................................................  20
                           9.11. ASSIGNMENT......................................................................  20
                           9.12. CONFIDENTIAL INFORMATION........................................................  21
                           9.13. PUBLICITY.......................................................................  23
                           9.14. ENTIRE AGREEMENT................................................................  23

EXHIBITS.........................................................................................................  25

                           A        FOURNIER INVENTIONS..........................................................  25
                           B        FOURNIER TECHNOLOGY..........................................................  26
                           C        IOMED INVENTIONS.............................................................  28
                           D        IOMED TECHNOLOGY.............................................................  29

                                    AGREEMENT


             This Agreement ("Agreement"), dated as of February 20, 1996, is by and between Iomed, Inc., a Utah corporation having its principal place of business at 3385 West 1820 South, Salt Lake City, Utah 84104 ("Iomed"), and Laboratoires Fournier S.C.A., a French corporation having its principal place of business at 9 rue Petitot, 21000 Dijon, France ("Fournier").




                                    RECITALS


         A. Iomed and Fournier entered into a Research and Development Agreement dated June 29, 1993 (the "Research and Development Agreement"), for the joint development and commercialization of certain systems for iontophoretic transdermal delivery.

         B. Simultaneously with the execution and delivery of the Research and Development Agreement, Fournier loaned to Iomed, and Iomed borrowed from Fournier, an amount equal to Three Million Dollars ($3,000,000 U.S.), such loan evidenced by a nonnegotiable subordinated convertible promissory note dated June 29, 1993 (the "Note").

         C. Iomed and Fournier desire to terminate the Research and Development Agreement, except as hereinafter provided, and to enter into this Agreement.

         Accordingly, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Iomed and Fournier agree as follows:



                             ARTICLE I. DEFINITIONS


                  For purposes of this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  1.01. "Additional Conversion Shares" shall mean the additional shares of Common Stock and/or the different class or classes of shares, if any, to be issued to Fournier pursuant to Section 3.04 hereof. In the case of an adjustment to the Conversion Price, the Additional Conversion Shares to be issued to Fournier shall represent the difference between the number of such shares Fournier (a) would receive by dividing the Principal Amount by the Conversion Price as adjusted in accordance with Section 3.04 hereof and (b) received pursuant to Section 3.01 hereof. In the case of a change in the class or classes of stock, Fournier shall be entitled to receive, in lieu of the Additional Conversion Shares which it is entitled to receive but for such change, the equivalent of the shares of such other class or classes of stock that reflects what Fournier would have received if it had been entitled to receive such Additional Conversion Shares immediately prior to such change.

                  1.02. "Affiliate" shall mean, with respect to any Person, (a) each other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Affiliate of such Person and (b) each of such Person's officers, directors, joint venturers and partners.

                  1.03. "Alza License" shall have the meaning set forth in
Section 6.02 hereof.

                  1.04. "Applicable Law" shall mean any federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement, whether foreign or domestic, of any Governmental Authority applicable to a Person or its properties, business or assets.

                  1.05. "Ciba" shall mean Ciba-Geigy Corporation and any Affiliate thereof.

                  1.06. "Common Stock" shall mean fully paid and nonassessable shares of common stock of Iomed.

                  1.07. "Confidential Information" shall mean, subject to the limitations set forth in Section 9.12 hereof, any technical and business information relating to a Party's research, development, inventions, products, production, manufacturing, finances, marketing, customers, or future business plans, including, without limitation, trade secrets, know-how, data, formulas, processes, or other intellectual property, that is or has been disclosed to or otherwise received or obtained by a Receiving Party, whether or not in connection with or pursuant to this Agreement or the Research and Development Agreement.

                  1.08. "Conversion Period" shall mean the period commencing on June 29, 1995 and ending at the close of business on June 29, 1998.

                  1.09. "Conversion Price" shall mean $1.85, or as such price may be adjusted in accordance with Section 3.04 hereof.

                  1.10. "Conversion Shares" shall mean the shares of Common Stock into which the Note is converted pursuant to Section 3.01 hereof.

                  1.11. "Disclosing Party" shall mean the Party (a) who discloses, and owns or otherwise possesses the rights and interests to and in, the Confidential Information or (b) whose Confidential Information is the subject of any process, subpoena or demand.

                  1.12. "Drug Delivery Company" shall mean: (a)**** (b) any Affiliate of successor in interest to, or any other Person formed or otherwise created by, any one or more of the Persons set forth in subsection (a) of this section; and (c) any other Person that derives at least twenty-five percent (25%) of its incomes from, or is otherwise primarily engaged in, the development, licensing, and/or sale of drug delivery systems to other pharmaceutical companies.

****
                  1.13. "Escrow Agent" shall mean an independent third party, mutually acceptable to and designated by both Parties pursuant to Section 7.02 hereof.

                  1.14. "Floor Price" shall mean the average of the Fournier Sealed Bid and the Iomed Sealed Bid rounded to the nearest whole dollar, as determined by the Escrow Agent, where (a) the numerator is the sum of the Fournier Sealed Bid and the Iomed Sealed Bid and (b) the denominator is 2.

                  1.15. "Fournier" shall have the meaning set forth in the opening paragraph of this Agreement and shall include any Affiliate of Fournier.

                  1.16. "Fournier Inventions" shall mean the technology, patents, patent applications, and non-patentable technological information as ascribed to Fournier on Exhibit A hereto, and any improvements) thereto.

                  1.17. "Fournier Sealed Bid" shall mean a sealed bid submitted by Fournier pursuant to Section 7.02 hereof, which bid shall set forth the cash purchase price (in U.S. dollars) that Fournier offers to pay in order to purchase all of the Offered Assets.

                  1.18. "Fournier Technology" shall mean the technology, patents, patent applications, and non-patentable technological information as ascribed to Fournier on Exhibit B hereto, and any improvements) thereto that do not constitute Fournier Inventions.

                  1.19. "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect as of the date of the Offer Notice, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

                  1.20. "Governmental Authority" shall mean any federal, state or local governmental authority, court, government or self-regulatory organization, commission, tribunal, organization, regulatory, administrative or other agency, political or other subdivision, department, or instrumentality, or branch of any of the foregoing, whether foreign or domestic.

                  1.21. "Iomed" shall have the meaning set forth in the opening paragraph of this Agreement and shall include any Affiliate of Iomed.

                  1.22. "Iomed Assets" shall mean any asset of Iomed, including, without limitation, Iomed Inventions and Iomed Technology, or any portion thereof; provided, however, that the defined term "Iomed Assets" shall not include (a) for the purpose of Section 7.01 hereof, Iomed assets typically sold by Iomed in the ordinary course of business, such as electrodes and iontophoretic power supply units or (b) for the purpose of Section 7.02 hereof,
(i) Iomed assets typically sold by Iomed in the ordinary course of business, such as electrodes and iontophoretic power supply units or (ii) Iomed laboratory equipment.

                  1.23. "Iomed Inventions" shall mean the technology, patents, patent applications, and non-patentable technological information as ascribed to Iomed on Exhibit C hereto, and any improvement(s) thereto.

                  1.24. "Iomed Sealed Bid" shall mean a sealed bid submitted by Iomed pursuant to Section 7.02 hereof, which bid shall set forth the cash purchase price (in U.S. dollars) that Iomed is willing to accept for the sale of the Offered Assets.

                  1.25. "Iomed Technology" shall mean the technology, patents, patent applications, and non-patentable technological information as ascribed to Iomed on Exhibit D hereto, and any improvement(s) thereto that do not constitute Iomed Inventions.

                  1.26. "Mandated Research" shall mean the research and development obligations assigned to a Party pursuant to the Research and Development Agreement.

                  1.27.  "Mini-Integrated System" shall mean any
mini-integrated wearable system, consisting of a current source, a controller, a drug containment device, and dispersive electrodes (whether or not the foregoing components are all present at the treatment site), intended to permit iontophoretic transdermal delivery of medicaments.

                  1.28. "Note" shall have the meaning set forth in the recitals of this Agreement.

                  1.29. "Offer Notice" shall mean a written notice by Iomed to Fournier, indicating that a sale of Iomed Assets is under consideration and specifying the Iomed Assets subject to such sale.

                  1.30. "Offer Period" shall mean the sixty (60)-day period commencing upon the later of Fournier's (a) receipt of the Offer Notice, (b) receipt of Iomed's financial statements, and (c) access to Iomed's facilities, books, and records pursuant to Section 7.02(a) hereof; provided, however, that, in the event the Offered Assets identified in the Offer Notice do not include any Iomed Inventions or Iomed Technology, or any portion thereof, then the defined term "Offer Period" shall mean the ten (10)-day period commencing upon Fournier's receipt of such Offer Notice, in which case Iomed shall grant to Fournier access to Iomed's facilities, books, and records relating to such Offered Assets within seven (7) days of Fournier's receipt of such Offer Notice.

                  1.31. "Offered Assets" shall mean the Iomed Assets specified in each Offer Notice.

                  1.32. "Parties" shall mean Iomed and Fournier, and "Party" shall mean Iomed or Fournier.

                  1.33. "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity, Affiliate, or Governmental Authority.

                  1.34. "Principal Amount" shall mean the principal sum of Three Million Dollars ($3,000,000 U.S.), as evidenced by the Note.

                  1.35. "Qualifying Affiliate" shall mean any Affiliate of Iomed as to which: (a) Iomed owns or controls fifty percent (50%) or more of the issued and outstanding capital stock (or other corresponding equity interests) of such Affiliate and (b) none of the issued and outstanding capital stock (or other corresponding equity interests) of such Affiliate is owned by any Person with whom Iomed or such Affiliate has entered into an agreement regarding the research, development, and/or commercialization of any product, which research, development, and/or commercialization is being conducted, in whole or in part, by such Affiliate.

                  1.36. "Receiving Party" shall mean the Party who (a) receives or otherwise obtains Confidential Information of the Disclosing Party or (b) is served with any process, subpoena or demand.

                  1.37. "Research and Development Agreement" shall have the meaning set forth in the recitals of this Agreement.

                  1.38. "Research Costs" shall mean the costs incurred by a Party in connection with Mandated Research.

                  1.39. "University of Utah License" shall have the meaning set forth in Section 6.02 hereof.

                   ARTICLE II. REPRESENTATIONS AND WARRANTIES


                  2.01. Warranties of Iomed. Iomed hereby represents and warrants to Fournier that, as of the date of this Agreement, the following statements are and shall be true and correct in all material respects:

                           (a) Organization and Good Standing. Iomed is a
corporation duly organized, validly existing and in good standing under the laws of the State of Utah, has the corporate power and authority to conduct the business in which it presently is engaged, to enter into this Agreement, and to perform its obligations hereunder, is qualified to do business as a foreign corporation, and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect upon its business or financial condition.

                           (b) Authorization and Binding Effect. All corporate
action on the part of Iomed and its officers and directors necessary for the authorization, execution, and delivery of this Agreement and for the performance of all of Iomed's obligations hereunder has been taken, and this Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of Iomed enforceable against Iomed in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency and other laws affecting creditors' rights generally or by general equitable principles.

                           (c) Execution, Delivery and Performance. The
execution, delivery, and performance by Iomed of this Agreement do not (i) violate or breach the certificate of incorporation or bylaws of Iomed, (ii) violate or conflict with any Applicable Law, (iii) violate, breach, cause a default under, or otherwise give rise to a right of termination, cancellation or acceleration with respect to (presently, with the giving of notice or the passage of time), any agreement, contract or instrument to which Iomed is a party or by which any of its assets are bound, or (iv) result in the creation or imposition of any lien, pledge, mortgage, claim, charge, or encumbrance upon any assets of Iomed.

                           (d) Governmental and Other Consents. No consent,
authorization, license, permit, registration or approval of, or exemption or other action by, any Governmental Authority or any other Person is required in connection with Iomed's execution and delivery of this Agreement or with the performance or grant by Iomed of its obligations or any license or sublicense hereunder.

                           (e) Non-Infringement. Except as specifically
disclosed in writing by Iomed to Fournier on or before the date of this Agreement, Iomed is not aware of any active patents that would be infringed by the license or use of Iomed Inventions or Iomed Technology contemplated hereby.

                           (f) Common Stock. The authorized capital stock of
Iomed consists of 40,000,000 shares of Common Stock, having a par value per share of $0.001, of which 12,229,409 shares are presently outstanding, and 4,215,618 shares of preferred stock, having a par value per share of $0.001, of which 981,363 shares are presently outstanding.

                           (g) Outstanding Rights. There are no outstanding
rights (preemptive or otherwise) or options to subscribe for or purchase, or warrants or other agreements providing for or requiring the issuance by Iomed of, capital stock or securities convertible into capital stock, except as follows: (i) the Note; (ii) the Common Stock issuable upon conversion of the 981,363 outstanding shares of preferred stock of Iomed; (iii) a total of 1,475,829 shares of Common Stock issuable upon exercise of options outstanding under Iomed's 1988 Stock Option Plan as of December 31, 1995; and (iv) a warrant to purchase 10,000 shares of Common Stock.

                           (h) Conversion Price. No event has occurred since the
date of the execution of the Note that would require or otherwise result in any adjustment(s) in the Conversion Price (as defined in, and in accordance with Section 3.2 of; the Note) that would result in lowering the amount of such price.

                           (i) Conversion Shares. The Conversion Shares, when
issued and delivered in accordance with the terms of this Agreement, shall be duly and validly issued, fully paid and nonassessable, and, assuming that Fournier acquires such shares for investment and not with a view to or for resale in connection with a distribution, shall be issued in compliance with Applicable Law, including, without limitation, federal and state securities laws.

                  2.02. Warranties of Fournier. Fournier hereby represents and warrants to Iomed that, as of the date of this Agreement, the following statements are and shall be true and correct in all material respects:

                           (a) Organization and Good Standing. Fournier is a
corporation duly organized, validly existing and in good standing under the laws of France and has the corporate power and authority to conduct the business in which it presently is engaged, to enter into this Agreement, and to perform its obligations hereunder.

                           (b) Authorization and Binding Effect. All corporate
action on the part of Fournier and its officers and directors necessary for the authorization, execution, and delivery of this Agreement and for the performance of all of Fournier's obligations hereunder has been taken, and this Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of Fournier enforceable against Fournier in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by general equitable principles.

                           (c) Execution, Delivery and Performance. The
execution, delivery, and performance by Fournier of this Agreement do not (i) violate or breach the certificate of incorporation or bylaws of Fournier, (ii) violate or conflict with any Applicable Law, (iii) violate, breach, cause a default under, or otherwise give rise to a right of termination, cancellation or acceleration with respect to (presently, with the giving of notice or the passage of time), any agreement, contract or instrument to which Fournier is a party or by which any of its assets are bound, or (iv) result in the creation or imposition of any lien, pledge, mortgage, claim, charge, or encumbrance upon any assets of Fournier.

                           (d) Governmental and Other Consents. No consent,
authorization, license, permit, registration or approval of, or exemption or other action by, any Governmental Authority or any other Person is required in connection with Fournier's execution and delivery of this Agreement or with the performance or grant by Fournier of its obligations or any license or sublicense hereunder.

                           (e) Non-Infringement. Except as specifically
disclosed in writing by Fournier to Iomed on or before the date of this Agreement, Fournier is not aware of any active parents that would be infringed by the license or use of Fournier Inventions contemplated hereby.

                           (f) Non-Affiliation. Fournier is not an Affiliate of,
or a successor in interest to, any of the following entities: **** Fournier does not derive more than fifty percent (50%) of its income from, and is not an Affiliate of, or successor in interest to, any entity that derives more than fifty percent (50%) of its income from, the development, licensing, and/or sale of drug delivery systems to other pharmaceutical companies.



                       ARTICLE III. CONVERSION OF THE NOTE


                  3.01. Conversion. Simultaneously with the execution and delivery of this Agreement, (a) Fournier shall convert the Principal Amount into Common Stock, by surrendering, or causing to be surrendered, the Note, duly endorsed, to Iomed, and (b) Iomed shall issue the Conversion Shares and shall deliver, or cause to be delivered, to Fournier a certificate for the number of Conversion Shares. The number of Conversion Shares shall be 1,621,622, or as otherwise adjusted in accordance with Section 3.04 hereof. Such conversion shall be deemed to have been made simultaneously with the execution of this Agreement, and Fournier shall be treated for all purposes as the holder of record of the shares of Common Stock issued upon conversion from and as of such time. Except as provided in Sections 3.03 and 3.04 hereof, from and after the time of such conversion, Fournier shall have no further rights, and Iomed shall have no further obligations, pursuant to the Note.

                  3.02. Effect of Conversion. Conversion of the Note shall not constitute a waiver or release of, or otherwise be deemed to prejudice or affect in any way, a breach by Iomed of any representation or warranty made pursuant to Section 2.01 hereof. In the event of such breach by Iomed, Fournier shall have the right to seek monetary and/or injunctive relief.

                  3.03. Reservation of Conversion Shares. Iomed shall, at all times during the Conversion Period, reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the issuance of Additional Conversion Shares, such number of its shares of Common Stock as shall be sufficient to effect the issuance of such Additional Conversion Shares. If, at any time, the number of authorized but unissued shares of Common Stock is not sufficient to effect the issuance of Additional Conversion Shares, then Iomed shall immediately take such corporate action as is necessary to increase its authorized but unissued shares of Common Stock to such number of shares of Common Stock as shall be sufficient for such purpose. In the event that Iomed fails to take such corporate action in order to permit Fournier to receive the Additional Conversion Shares in accordance with
Section 3.04 hereof, (a) such failure shall not affect or otherwise prejudice Fournier's to such Additional Conversion Shares, and (b) Fournier shall have the right to (i) receive such Additional Conversion Shares as soon as practicable after Iomed takes such corporate action and/or (ii) seek other monetary or injunctive relief.

                  3.04. Adjustments. Anything herein to the contrary notwithstanding, during the Conversion Period the substantive effect of the adjustment provisions set forth in Section 3.2 et seq. of the Note shall survive, shall be made a part of this Agreement, and shall apply in all respects as if set forth in full herein so as to effect an adjustment of the number of Conversion Shares and/or of the Conversion Price in the same manner and to the same extent, but to no greater extent, as if the Note had not been converted on the date hereof; provided, however, that the initial Conversion Price shall be $1.85. It is the intention of the Parties that during the Conversion Period the adjustment provisions of the Note shall continue to inure to the benefit of Fournier, subject to the foregoing proviso. If Iomed takes any action during the Conversion Period that would have the effect of reducing the Conversion Price, then Fournier shall be entitled to receive Additional Conversion Shares from Iomed, and Iomed shall deliver to Fournier a certificate for the applicable number of Additional Conversion Shares.



                 ARTICLE IV. RESEARCH AND DEVELOPMENT AGREEMENT


                  4.01. Termination. Simultaneously with the execution and delivery of this Agreement, the Parties agree that the Research and Development Agreement is hereby terminated.

                  4.02. Research Costs. The Parties agree that, by virtue of the termination of the Research and Development Agreement, neither Party shall be required to equalize its Research Costs (or to make any payment whatsoever to the other Party with respect to such Research Costs), as provided under the terms of that agreement.

                  4.03. Waiver of Claims. Each of Iomed and Fournier waives any and all claims it has and may have against the other under the terms of the Research and Development Agreement.

                  4.04. Return of Information. Except as otherwise herein provided, each Party shall (a) simultaneously with the execution and delivery of this Agreement, discontinue the use of Confidential Information of the other Party and (b) upon the written request of the other Party, return to such Party, within thirty (30) days of such request, all items of Confidential Information of such Party that are identified specifically in such written request; provided, however, that, if and to the extent that any license or sublicense granted pursuant to Section 6.02, 6.03, or 6.04 hereof shall relate to such Confidential Information, a Receiving Party shall be permitted to retain only such Confidential Information as is reasonably necessary for the continued exercise of its license or sublicense rights and to use such Confidential Information within the scope of such license or sublicense.

                  4.05. Fentanyl Blood Level Study. Fournier shall, within forty-five (45) days of the date of this Agreement, deliver to Iomed the results of the human fentanyl blood level study that was conducted pursuant to Mandated Research for the period ended June 30, 1995, and a complete copy of the final written report with respect thereto, all without charge to Iomed.

                  4.06. Electrodes. Iomed shall, within forty-five (45) days of the date of this Agreement, deliver to Fournier **** electrodes identical to the electrodes used to perform the human fentanyl blood level study referenced in
Section 4.05 hereof, together with the control analysis data and the batch manufacturing report with respect thereto. It is understood and agreed by the Parties that Fournier shall pay to Iomed, and Iomed shall accept from Fournier, for such electrodes a sum equal to ****, which sum represents ****, and that, except for such sum, Fournier shall not be required to make any other payment whatsoever for or in connection with such electrodes, data or report.



                ARTICLE V. MEETINGS OF IOMED'S BOARD OF DIRECTORS


                  5.01.    Meetings.

                           (a) Simultaneously with the execution and delivery of
this Agreement, Iomed shall deliver to Fournier a schedule of the date(s) of each previously scheduled meeting of Iomed's board of directors. In addition, Iomed shall (1) with respect to each meeting of Iomed's board of directors, provide to Fournier timely notice of the date, time, place, and purpose of each such meeting and any change in such date, time, place, or purpose thereof, (ii) timely provide to Fournier (subject to Section 5.02 hereof) such other information and documents that are given to members of Iomed's board of directors (including, without limitation, minutes of board meetings), and (iii) permit (subject to Section 5.02 hereof) a representative of Fournier to attend each such meeting. Any written or other information obtained by Fournier pursuant to this Section 5.01 shall constitute Confidential Information of Iomed. All costs and expenses associated with the attendance by Fournier's representative at such meetings shall be borne by Fournier.

                           (b) Fournier may elect not to exercise its right to
have its representative attend any such meeting of Iomed's board of directors, but any such election shall not prejudice or otherwise preclude Fournier's right to have its representative attend any other meeting (subject to Section 5.02 hereof) nor cause Iomed to fail to provide the notice and other information and documents required to be furnished to Fournier pursuant to Section 5.01(a) hereof.

                  5.02.  Limitation. The rights of Fournier pursuant to
Section 5.01 hereof shall terminate automatically upon the earlier of (a) the date on which Iomed becomes subject to the reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or (b) the date on which Fournier ceases to own, in the aggregate, less than 692,551 shares of Common Stock or such other stock or securities of Iomed (as adjusted for stock. splits, combinations and the like). Fournier's right to have its representative attend meetings of Iomed's board of directors and to receive information and documents pursuant to Section 5.01 hereof shall not apply if and to the extent that Fournier is a competitor as of such time with respect to a business venture in which Iomed, either by itself or in conjunction with any Person, is engaged or proposes to engage, and such business venture is a subject of such meeting, in which case Iomed may, acting in good faith and upon written notice to Fournier, exclude Fournier's representative from that portion of the meeting and not provide such information and documents related to such portion of the meeting. It is understood and agreed by the Parties that, if Iomed intends to exercise its right to exclude Fournier's representative from any portion of a meeting pursuant to this Section 5.02, Iomed shall notify Fournier of such intent at the same time it delivers the written notice of such meeting pursuant to Section 5.01 hereof (or, if the decision to exclude Fournier's representative is made after the written notice of the meeting is delivered, then immediately upon becoming aware that any such matter will be discussed at such meeting, so long as the notice of such intent is received by Fournier not less than three (3) days prior to the date of such meeting). Iomed shall provide sufficient information, consistent with the purpose of this Section 5.02 that competitively sensitive information not be disclosed, to establish that Fournier is a competitor as of such time with respect to a business venture in which Iomed, either by itself or in conjunction with any Person, is engaged or proposes to engage. Fournier shall have the right to challenge the basis for any exclusion from a meeting.

                  5.03. Definition. As used in this Article V, the defined term "Iomed" shall include any Qualifying Affiliate, but not any other Affiliate of Iomed.



                      ARTICLE VI. LICENSES AND SUBLICENSES


                  6.01.      Ownership.

                           (a) As between Iomed and Fournier, Iomed shall have
all right, title and interest to and in Iomed Technology and Iomed Inventions, subject to the licenses and sublicenses granted pursuant to this Article VI. As between Iomed and Fournier, Fournier shall have all right, title and interest to and in Fournier Technology and Fournier Inventions, subject to the licenses and sublicenses granted pursuant to this Article VI.

                           (b) Except as otherwise expressly provided in this
Agreement, neither Party, as a result of this Agreement or any license or sublicense granted hereunder, shall obtain any ownership, interest or other right in or to any patents, pending patent applications, inventions, know-how, formulas, processes, trade secrets, or other technology or products of the other Party. It is understood and agreed by the Parties that this Agreement does not grant to either Party any license or other right to use in advertising, publicity or otherwise any trademark, service mark, trade name or their equivalent, or any contraction, abbreviation or simulation thereof, of the other Party.

                  6.02.      Iomed License to Fournier.

                           (a) Iomed hereby grants to Fournier, and Fournier
hereby accepts, a worldwide, perpetual license to (i) Iomed Technology to make, have made, manufacture, use, disclose, distribute, market, have marketed or distributed, sell or have sold Mini-Integrated Systems based upon or incorporating, or developed or manufactured through processes based upon or incorporating, Iomed Technology and (ii) Iomed Inventions to make, have made, manufacture, use, disclose, distribute, market, have marketed or distributed, sell or have sold any products, including, without limitation, Mini-Integrated Systems, based upon or incorporating, or developed or manufactured through processes based upon or incorporating, Iomed Inventions.

                           (b) It is understood and agreed by the Parties that
(i) the license granted pursuant to Section 6.02(a) hereof shall not be exclusive and (ii) subject to Article VII hereof, there shall be no other restriction or limitation on Iomed's right to sell, convey, transfer, pledge, encumber, license, sublicense, or otherwise dispose of, Iomed Technology or Iomed Inventions.

                           (c) It is understood by the Parties that there is (i)
an agreement dated July 28, 1993 by and between Iomed and Alza Corporation involving the acquisition of certain rights under their respective patents and patent applications (the "Alza License"), and (ii) an agreement dated December 1, 1992 by and between Iomed and the University of Utah Research Foundation involving the development and utilization of certain inventions (the "University of Utah License"), and that the license granted to Fournier pursuant to this
Section 6.02, insofar as it relates to the subject of the Alza License or the University of Utah License, is subject to all of the conditions and limitations set forth in those Licenses.

                           (d) Fournier shall not assign to any Person all or
any portion of the Iomed Technology or the Iomed Inventions licensed to it pursuant to Section 6.02(a) hereof, except in connection with a sale of all or substantially all of its business or pursuant to Section 9.11 hereof.

                  6.03.      Fournier License to Iomed.

                           (a) Fournier hereby grants to Iomed, and Iomed hereby
accepts, a **** license to Fournier Inventions to make, have made, manufacture, use, disclose, distribute, market, have marketed or distributed, sell or have sold any products, including, without limitation, Mini-Integrated Systems, based upon or incorporating, or developed or manufactured through processes based upon or incorporating, Fournier Inventions.

                           (b) It is understood and agreed by the Parties that
(i) the license granted pursuant to Section 6.03(a) hereof shall not be exclusive and (ii) there shall be no restriction or limitation on Fournier's right to sell, convey, transfer, pledge,-encumber, license, sublicense, or otherwise dispose of, Fournier Technology or Fournier Inventions.

                           (c) Iomed shall not assign to any Person all or any
portion of the Fournier Inventions licensed to it pursuant to Section 6.03(a) hereof, except in connection with a sale of all or substantially all of its business or pursuant to Section 9.11 hereof.

                  6.04.      Sublicenses.

                           (a) Fournier shall be free to grant sublicenses
(which may include the right of any sublicensee to grant lower level licenses), freely and without restriction of any type, and on any terms Fournier, in its sole discretion, deems desirable, covering all or any portion of the Iomed Inventions licensed to it pursuant to Section 6.02(a)(ii) hereof;, provided, however, that any such sublicense shall (i) not be granted to **** for a period of two (2) years from the date of this Agreement and (ii) be entered into in conjunction with an agreement, joint venture or other collaboration by and between Fournier and the recipient of such sublicense involving the research, development, manufacture, production, commercialization, distribution, sale, and/or marketing by Fournier and such recipient of any products, including, without limitation, a Mini-Integrated System.

                           (b) Iomed shall be free to grant sublicenses (which
may include the right of any sublicensee to grant lower level licenses), freely and without restriction of any type, and on any terms Iomed, in its sole discretion, deems desirable, covering all or any portion of the Fournier Inventions licensed to it pursuant to Section 6.03(a) hereof; provided, however, that any such sublicense shall (i) not be granted to **** for a period of two
(2) years from the date of this Agreement and (ii) be entered into in conjunction with an agreement, joint venture or other collaboration by and between Iomed and the recipient of such sublicense involving the research, development, manufacture, production, commercialization, distribution, sale, and/or marketing by Iomed and such recipient of any products, including, without limitation, a Mini-Integrated System.

                           (c) Fournier may (subject to Section 6.02(c) hereof),
without the prior consent of Iomed, grant to any Person (including, without limitation, ****) a sublicense covering all or any portion of the Iomed Technology licensed to Fournier pursuant to Section 6.02(a)(i) hereof; provided, however, that any such sublicense (i) may not be granted to **** for a period of two (2) years from the date of this Agreement, (ii) shall be entered into in conjunction with an agreement, joint venture or other collaboration by and between Fournier and any such Person involving the research, development, manufacture, production, commercialization, distribution, sale, and/or marketing by Fournier and any such Person of any Mini-Integrated System, and (111) may include the right to grant lower level licenses within the scope of such agreement, joint venture or other collaboration.

                           (d) It is understood and agreed by the Parties that
this Section 6.04 shall not apply to any assignment by a Party of all or any portion of its respective rights hereunder, whether by operation of law or otherwise, and that assignments are the subject matter of Sections 6-02(d), 6.03(c) and 9.11 hereof; provided, however, that the provisions of this Section
6.04 shall remain binding on any permitted assignee of either Party.

                  6.05.      Restrictions.

                           (a) Iomed, by itself or in conjunction with any
Person, shall not:

                                    (i) have any right, license, sublicense,
interest or access to or in, or employ, implement, insert, duplicate, utilize, use or otherwise make use of, any Fournier Technology;

                                    (ii) knowingly employ, implement, insert,
duplicate, utilize, use or otherwise make use of DDU3.as described in Exhibit B hereto, or any portion or component thereof, or any prior model, version, configuration, prototype or other form of DDU3, for any purpose, including, without limitation, any research, development, inventions, products, production, manufacturing or other processes or activities;

                                    (iii) employ, implement, insert, duplicate,
utilize, use or otherwise make use of (A) ASIC as described in Exhibit B hereto, including, without limitation, the software and algorithms relating thereto, developed by Fournier and **** or (B) the external design and user interface developed with ****, for, in each case, any purpose, including, without limitation, any research, development, inventions, products, production, manufacturing or other processes or activities; or

                                    (iv) enter into any joint venture, contract,
agreement, understanding or other arrangement with (A) **** for the invention, creation, development, production, manufacturing, commercialization or marketing of ASIC for iontophoretic systems or (B) **** for iontophoretic delivery system design.

                           (b) For a period of two (2) years from the date of
this Agreement, Iomed shall not develop, pursue or otherwise engage in, by itself or in conjunction with any **** or other Person, research, development, production, manufacture, commercialization or marketing of a Mini-Integrated System or any other iontophoretic system for delivery of (i) fentanyl, (II) other natural or synthetic opiate/opioid medicaments and/or (ill) medicaments that (A) are used or prescribed for severe pain management in lieu of fentanyl or other natural or synthetic opiate/opioid medicaments and (B) act specifically by blocking the pain sensation but not by treating the underlying causative disease or other medical condition). After the expiration of that two (2)-year period, Iomed shall be permitted to develop, pursue or otherwise engage in any such system, subject to the restrictions and limitations set forth in this Article VI. It is understood and agreed by the Parties that, as used in this Section 6.05, the term "opiate" shall mean any remedy containing or derived from opium, and the term "opioid" shall mean (x) any synthetic narcotic that has opiate activities and is not derived from opium and (y) any naturally occurring peptide (for example, enkephalins) that exerts opiate-like effects by interacting with opiate receptors on cell membranes.

                  6.06. Royalties. Neither Party shall be required to pay to the other Party a royalty or any other payment in consideration of any licenses or sublicenses granted pursuant to this Article VI, except for any royalty payment that may be required to be made to **** under an agreement dated ****, between **** and Iomed for the Webster U.S. **** issued to ****, which royalty payment, if any, shall be paid by Fournier to Iomed.



                         ARTICLE VII. SALE OF TECHNOLOGY


                  7.01. Restriction. For a period of two (2) years from the date of this Agreement, Iomed shall not: (a) sell, convey, or otherwise transfer any Iomed Assets to Ciba; (b) merge or consolidate with Ciba; or (c) issue any securities to Ciba if and to the extent that the result of any such issuance would be to make Ciba the beneficial owner of fifty percent (50%) or more of the then outstanding voting securities of Iomed. Notwithstanding the foregoing, Iomed and Ciba may, at any time, participate in the joint development and commercialization of any products (including, without limitation, a Mini-Integrated System, but subject to the limitations set forth in Sections 6.05(a) and 6.05(b) hereof) based upon or incorporating, or developed or manufactured through processes based upon or incorporating, Iomed Technology, Iomed Inventions, and Fournier Inventions, which joint development and commercialization may contain, among other provisions not inconsistent with the terms of this Agreement, licenses and sublicenses of Iomed Technology, Iomed Inventions, and Fournier Inventions to Ciba and an investment by Ciba in Iomed.

                  7.02.    Right of First Offer.

                           (a) Notice. If, at each and any time within five (5)
years from the date of this Agreement, Iomed decides to sell, convey or otherwise transfer Iomed Assets, then Iomed shall, within seven (7) days after such decision, forward to Fournier an Offer Notice; provided, however, that, in the event of any sale, conveyance or other transfer of Iomed Assets to Ciba (subject to Section 7.01 hereof), this Section 7.02 shall not apply. It is understood and agreed by the Parties that, during the Offer Period and pending consummation of the transaction pursuant to Section 7.02(c) hereof, Iomed shall not (i) sell, convey, or otherwise transfer, or offer to sell, convey, or otherwise transfer, the Offered Assets to any Person other than Fournier or (ii) permit any Person other than Fournier to purchase such Offered Assets. Iomed shall, within ten (10) days of submission of the Offer Notice, submit to Fournier true and correct copies of Iomed's most recent financial statements prepared in accordance with GAAP and grant to Fournier reasonable access to Iomed's facilities, books, and records relating to the Offered Assets.

                           (b) Sealed Bids. Fournier shall have the right to
purchase all, but not less than all, of the Offered Assets, which right shall be exercisable by Fournier's delivery of a Fournier Sealed Bid to the Escrow Agent-during the Offer Period. The Escrow Agent shall treat the Fournier Sealed Bid as Confidential Information of Fournier within the meaning of this Agreement, and shall not disclose to Iomed, except in accordance with this
Section 7.02(b), the contents of the Fournier Sealed Bid; provided, however, that the Escrow Agent shall notify Iomed of the receipt of such Fournier Sealed Bid. If Fournier submits a Fournier Sealed Bid during the Offer Period, then Iomed shall, no later than fourteen (14) days of receipt by the Escrow Agent of the Fournier Sealed Bid, deliver to the Escrow Agent an Iomed Sealed Bid. Upon receipt of the Iomed Sealed Bid, the Escrow Agent shall open each of the sealed bids submitted by the Parties and shall notify, in writing, the Parties of the respective amounts of the Fournier Sealed Bid and the Iomed Sealed Bid and of the Floor Price.

                           (c) Consummation of Transaction. If the Fournier
Sealed Bid is greater than, or not more than One Hundred Fifty Thousand Dollars ($150,000 U.S.) less than, the Iomed Sealed Bid, then Iomed shall be obligated to sell the Offered Assets to Fournier, and Fournier shall be obligated to purchase the Offered Assets from Iomed, at the Floor Price within sixty (60) days of notification by the Escrow Agent of the Floor Price, subject to (i) negotiation of a definitive agreement and (ii) conditions customary for a transaction of the type contemplated, including, without limitation, (A) representations and warranties by Iomed comparable to those set forth in Section
2.01 hereof, (B) Iomed's good and marketable title to the Offered Assets at the time of the sale, with full power to sell, transfer and assign the same, free and clear of any security interest, lien, mortgage, encumbrance or restriction of any kind, (C) the absence of any litigation or other obligation that may affect the value of such Offered Assets, (D) the absence of any material adverse change in such Offered Assets after submission of the Offer Notice and prior to closing, and (E) Iomed's ownership of the Offered Assets, including, without limitation, the Iomed Inventions, Iomed Technology, patents, trademarks, and copyrights and exclusive right to use the same (except as therein disclosed).

                           (d) Failure to Submit Sealed Bid. Iomed shall, for a
period of one (1) year from the expiration of the respective Offer Period, be free to sell the Offered Assets (i) at a price not less than the Floor Price determined by the Escrow Agent in accordance with this Section 7.02, in the event that the Fournier Sealed Bid is less than the Iomed Sealed Bid by more than One Hundred Fifty Thousand Dollars ($150,000 U.S.) or (ii) at any price, in the event that Fournier fails to submit a Fournier Sealed Bid prior to the expiration of the Offer Period. Any prospective sale, conveyance or other transfer of the Offered Assets which has not been consummated within such one
(1)-year period shall become subject again to this Section 7.02.

                           (e) Limitations.

                                    (i) The provisions of this Section 7.02
shall not apply to any sale, conveyance or other transfer of any Iomed Assets
(A) to any Affiliate of Iomed (other than an Affiliate formed or otherwise created by Iomed and Ciba) or (B) that occurs at a time when Iomed is subject to the reporting requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended. It is understood and agreed by the Parties treat it shall be a condition precedent to any sale, conveyance or other transfer pursuant to clause (A) above that the transferee Affiliate agree in writing to be bound by a right of first offer in favor of Fournier identical to this
Section 7.02 with respect to any subsequent sale, conveyance or other transfer by such transferee Affiliate of the Iomed Assets transferred to it pursuant to such clause (A).

                                    (ii) If Iomed or any of its Affiliates
enters into an agreement, joint venture or other collaboration with Ciba for the research, development, manufacture, marketing, distribution or sale of any Mini-Integrated System or other product, and such agreement, joint venture or other collaboration continues in force and effect for a term of not less than one (1) year, then the provisions of this Section 7.02 shall terminate automatically upon the expiration of the first year of such agreement, joint venture or other collaboration, and without any further action by either Party. It is understood and agreed by the Parties that any such agreement, joint venture or other collaboration with Ciba shall be subject to the same restrictions and other limitations imposed upon Iomed pursuant to Articles VI and VII hereof.

                                    (iii) The rights described in this Section
7.02 shall survive termination of this Agreement.

                           (f) Definitions. As used in this Section 7.02, (i)
the phrase "sell, convey or otherwise transfer," as used in relation to the specified Iomed Assets, shall mean a sale, conveyance or other transfer of all of the transferring Party's right, title and interest in and to such Iomed Assets, and (ii) the defined term "Iomed" shall not include any Affiliate of Iomed.



                            ARTICLE VIII. TERMINATION


                  8.01. Term. This Agreement shall become effective on the day and year written in the opening paragraph of this Agreement and shall continue in full force and effect for an indefinite term, unless sooner terminated by mutual written agreement of the Parties and except as otherwise expressly provided herein.

                  8.02. Effect of Termination. It is understood and agreed by the Parties that the following shall survive termination of this Agreement:

                           (a) the respective representations and warranties of
Iomed and Fournier pursuant to Article II hereof;

                           (b) the respective rights and obligations of Iomed
and Fournier pursuant to Articles III, IV and V hereof;

                           (c) the respective rights and obligations of Iomed
and Fournier pursuant to Article VI hereof, including, without limitation, Iomed's continued ownership of Iomed Technology and Iomed Inventions, Fournier's continued ownership of Fournier Technology and Fournier Inventions, the respective licenses and sublicenses granted by Iomed and Fournier pursuant to Sections 6.02, 6.03, and 6.04 hereof, the restrictions imposed pursuant to Sections 6.04 and 6.05 hereof, and the royalty obligations pursuant to Section
6.06 hereof;

                           (d) the respective rights and obligations of Iomed
and Fournier pursuant to Article VII hereof;

                           (e) Sections 8.02, 8.03, 9.06, 9.07, 9.08, 9.09,
9.10, and 9.12 of this Agreement; and

                           (f) any right, remedy, claim, action or cause of
action a Party has or may have against the other Party for breach of a material obligation under this Agreement.

                  8.03. Continuing Liability. Termination of this Agreement for any reason shall not release a Party from any liability, obligation, agreement or other responsibility under this Agreement that already has accrued or arisen, nor shall any termination constitute a waiver or release of, or otherwise be deemed to prejudice or affect, any rights, remedies, claims, actions or causes of action, whether for damages or otherwise, that a Party may have hereunder or which may arise out of or in connection with such termination.



                         ARTICLE IX. GENERAL PROVISIONS


                  9.01. Amendments. Neither this Agreement nor any of the terms hereof may be amended, supplemented, waived or modified except by an instrument in writing signed by the Party against whom enforcement of such change is sought.

                  9.02. Severability of Provisions. Any provision of this Agreement that may be finally determined by a Governmental Authority to be invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The Parties shall negotiate in good faith to replace any such provision with an appropriate, legal provision and, to the extent permitted by law, hereby waive any provision of law that renders any provision hereof invalid or unenforceable in any respect.

                  9.03. Governing Law. This Agreement and all issues arising under or relating to this Agreement, including, without limitation, its construction, interpretation, breach, and damages for breach, shall be governed by the laws of the State of New York (without regard to its conflict of laws principles). Any action, cause of action or dispute arising under or relating to this Agreement shall be brought only in the courts of the State of New York or the federal court of the United States, located in the Borough of Manhattan, County of New York, the State of New York, and each of the Parties expressly consents-to personal jurisdiction in the State of New York with respect to such action, cause of action or dispute.

                  9.04. Headings. The division of this Agreement into sections, the provision of a table of contents, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

                  9.05. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

                  9.06. Notices. All communications and notices provided for under this Agreement shall be in writing and be given in person, by courier or by means of telex, telecopy or other wire transmission (with provision for assurance of receipt in a manner typical with respect to communications of that type), or be mailed by registered or certified first class mail, return receipt requested, at the address set forth below (or to such other person, address or telecopy (FAX) number as a Party may, from time to time, designate by written notice):

                           (a)      If to Iomed-

                                    Iomed, Inc.
                                    3385 West 1820 South
                                    Salt Lake City, Utah 84104 U.S.A.
                                    Att'n:  Mr. Ned M. Weinshenker
                                    FAX:  (801) 972-9072

                                            With a copy to-

                                            Morrison & Foerster LLP
                                            345 California Street
                                            San Francisco, California 94104-2675
                                            Att'n: C. Patrick Machado, Esq.
                                            FAX:  (415) 677-7522;

                           (b)      If to Fournier-

                                    Laboratoires Fournier S.C.A.
                                    42, rue de Longvic
                                    21300 Chenove, France
                                    Att'n:  Mr. Bernard Majoie
                                    FAX:  (33) 80-44-70-04

                                            With a copy to-

                                            Cadwalader, Wickersham & Taft
                                            100 Maiden Lane
                                            New York, New York 10038
                                            Att'n: Peter G. Bergmann, Esq.
                                            FAX:  (212) 504-6666

All such communications and notices given in such manner shall be deemed given when received by (or when proffered to, if receipt is refused) the Party or Person to whom it is addressed.

                  9.07. Specific Performance. Each Party hereto acknowledges that the payment of monetary damages may be an inadequate remedy for the breach of its obligations under this Agreement, and agrees that the other Party shall be entitled to specific performance of such obligations.

                  9.08. Successors and Assigns. This Agreement, including the terms and provisions hereof, shall be binding upon, and inure to the benefit of, each of Iomed and Fournier and their respective successors and permitted assigns.
                  9.09. Further Assurances. Each of the Parties shall perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated under this Agreement.

                  9.10. Expenses. Each of the Parties shall bear its respective costs and expenses (including attorneys' fees and expenses) incurred in connection with the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby. In any action, cause of action or dispute arising under or relating to this Agreement, a court shall have the right and authority to assess the costs of the proceedings.

                  9.11. Assignment. Except as expressly provided to the contrary in this Agreement, neither Party may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, it is understood and agreed by the Parties that each Party may assign its rights and obligations under this Agreement in conjunction with the incorporation of any unit of such Party as a wholly owned Affiliate and, in the case of Fournier, the disposition of any of its units, including, without limitation, Tilderm Systems;

provided, however, that Fournier shall not be permitted to assign its rights under Article V or Section 7.02 hereof to any Person other than an Affiliate of Fournier.

                  9.12.      Confidential Information.

                           (a) Confidentiality. A Receiving Party agrees that it
shall, and that it shall use diligent efforts to ensure that each of its officers, directors, employees and agents shall, protect and hold in confidence all Confidential Information of the Disclosing Party and shall not disclose, or cause to be disclosed, such information to third parties, except as expressly provided to the contrary in this Agreement. In furtherance, and not in limitation, of the foregoing, each Party agrees that it shall (i) leave in place any proprietary or confidential legends or markings placed upon any Confidential Information by the Disclosing Party, (ii) restrict disclosure of Confidential Information to those of its officers, directors, employees and agents who have a "need to know" in respect to such information, and (iii) instruct and require such officers, directors, employees and agents to maintain the confidentiality of Confidential Information and not to use such information except as expressly permitted herein. Such obligations shall apply with respect to Confidential Information for the term of this Agreement and for a period of ten (10) years after any termination of this Agreement.

                           (b) Rights to Confidential Information. All
Confidential Information shall remain the sole property of the Disclosing Party, and the Receiving Party shall have no rights or interests (except as hereinafter provided) to or in such information.

                           (c) Return of Confidential Information. Immediately
upon any termination of this Agreement, each Party shall discontinue the use of Confidential Information of the other Party, and the Receiving Party shall, upon the written request of the Disclosing Party, return to such Party, within thirty
(30) days of such request, all items of Confidential Information of such Party, including, without limitation, all copies and originals of such items of Confidential Information, that are identified specifically in such written request; provided, however, that, if and to the extent that any license or sublicense granted pursuant to Section 6.02, 6.03 or 6.04 hereof shall remain in effect notwithstanding such termination, a Receiving Party shall be permitted to retain only such Confidential Information as is reasonably necessary for the continued exercise of its license or sublicense rights hereunder and to use such Confidential Information within the scope of such license or sublicense.

                           (d) Exceptions. Notwithstanding any other provisions
of this Agreement, nothing obtained by a Receiving Party shall be deemed Confidential Information of the Disclosing Party if such information: (i) is not marked or otherwise designated in writing as confidential and is provided for a purpose that reasonably contemplates disclosure to or use by any other Person,
(ii) becomes a matter of public knowledge through no action or inaction of the Receiving Party, (iii) is disclosed by the Disclosing Party to a third party without a duty of confidentiality, (iv) is rightfully received by the Receiving Party from a third party without a duty of confidentiality, or (v) was known to the Receiving Party before it first was received from the Disclosing Party, as shown by files and records of the Receiving Party existing at the time of initial disclosure. Information shall not be deemed to be a matter of public knowledge, for the purpose of the exclusion (ii) above with respect to each Party, merely because it (x) is embraced by more general information in the prior possession of a Party or any other Person or (y) is expressed in public literature in general terms not specifically in accordance with the Confidential Information.

                           (e) Disclosure.

                                    (i) A Receiving Party shall immediately
notify a Disclosing Party of receipt of any process, subpoena or demand by any Governmental Authority or any other Person, requiring production of Confidential Information of the Disclosing Party, and shall, within one (1) day after such receipt, furnish to the Disclosing Party a copy of such process, subpoena or demand and of all materials and facts relating thereto. The Disclosing Party shall have the right to take any legal action to prevent disclosure of its Confidential Information, including, without limitation, the right to appear on behalf of the Receiving Party, to represent the Receiving Party, and to employ counsel of its choice for these purposes, all at its expense.

                                    (ii) The Disclosing Party shall have the
right to make any legal arguments and to take any legal action, including, without limitation, trials and appeals on behalf of itself and the Receiving Party, to prevent disclosure of its Confidential Information. If a Disclosing Party elects to exercise its rights under this Section 9.12(e), it shall do so at its expense and shall protect, hold harmless, defend, and indemnify the Receiving Party from and against any and all legal responsibility or liability from the exercise of these rights. If a Disclosing Party elects not to exercise any such rights or if, in the absence of a protective order or other remedy or the receipt of a waiver by the Disclosing Party, the Receiving Party is nonetheless legally compelled to disclose Confidential Information of the Disclosing Party, then the Receiving Party may, without liability hereunder, disclose only that portion of such Confidential Information that it is legally compelled to disclose.

                           (f) Confidentiality of Agreement. The provisions of
this Section 9.12 also shall apply to the contents of this Agreement; provided, however, that the contents hereof may be disclosed: (i) as required by Applicable Law; (ii) to accountants, banks, financing sources, lawyers, consultants, prospective clients, sublicensees, and any Person with whom a Party has a written contractual collaboration, so long as such recipients keep such contents confidential; (iii) in connection with the enforcement of this Agreement; (iv) in connection with a financing, merger, acquisition, public offering, or proposed financing, merger, acquisition or public offering; or (v) pursuant to joint press releases prepared in accordance with Section 9.13 hereof.

                           (g) Notification of Breach. Each Party shall notify
the other Party in the event of any breach of this Section 9.12, including, without limitation, conditions or circumstances that indicate Confidential Information has been or may have been prejudiced or otherwise exposed to loss or unauthorized disclosure or use. A Receiving Party shall, upon request of the Disclosing Party, take all steps reasonably necessary to recover any and all

Confidential Information that has been or may have been compromised, prejudiced, improperly disclosed or otherwise exposed to loss or unauthorized use. The expense of taking such steps shall be borne solely by the Receiving Party.

                           (h) Equitable Relief. Each Party acknowledges and
agrees that (i) any breach of the obligations under this Agreement, including, without limitation, the confidentiality provisions under this Section 9.12, is likely to cause or threaten irreparable harm to the other Party and (ii) in such event, each Party shall be entitled to equitable relief to protect its interests, including, without limitation, preliminary and permanent injunctive relief, as well as money damages.

                  9.13. Publicity. The Parties shall jointly review, discuss and agree upon any statement to the public regarding the subject matter of this Agreement after full consideration of (a) the accuracy of the disclosure, (b) the requirements for confidentiality under Section 9.12 hereof, (c) the advantage a competitor of either Party might gain from any public or third-party statements, (d) disclosure requirements under any Applicable Law (including, without limitation, securities laws and regulations relating to public offerings), and (e) the standards and customs in the pharmaceutical industry for such disclosures by companies comparable to both of the Parties. Notwithstanding the foregoing, neither of the Parties nor any of their respective officers, directors, employees, agents or advisors shall publicize, advertise, announce or describe to any Governmental Authority or any other Person the terms of this Agreement, either of the Parties, or the transactions contemplated hereby, except as required by Applicable Law or as required or expressly permitted pursuant to this Agreement.

                  9.14. Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral and written, with respect to such transactions, including, without limitation, Iomed's Letter of Understanding (along with its attachments) dated October 3, 1995 and each and every provision of the Research and Development Agreement (including, without limitation, the provisions of Article 8 thereof).

             IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.


                                   IOMED, INC.



                                   By:/s/ Ned M. Weinshenker
                                      ------------------------------------------
                                        Ned M. Weinshenker
                                   Title:  President and Chief Executive Officer


                                   LABORATOIRES FOURNIER S.C.A.



                                   By:/s/ Bernard Majoie
                                      ------------------------------------------
                                        Bernard Majoie
                                   Title:  Monsieur Le Gerant

                        EXHIBIT A - FOURNIER INVENTIONS

  ****

                        EXHIBIT B - FOURNIER TECHNOLOGY

****

****

                          EXHIBIT C - IOMED INVENTIONS


****

                          EXHIBIT D - IOMED TECHNOLOGY

I.   PRIOR TECHNOLOGY

     Patents

     -    U.S. Patent 4,141,359 licensed form the University of Utah ****

     - U.S. Patent 4,383,529 cross-licensed from Alza Corporation and Wescor, Inc. ****

     -    U.S. Patent 4,416,274 licensed from the University of Utah ****

     -    U.S. Patent 4,752,285 licensed for the University of Utah ****

     -    U.S. Patents 4,747,819, 4,744,787, 5,135,477 and pending CIP's cross-licensed from Alza Corporation ****

     -    U.S. Patent 4,915,685 ****

     -    U.S. Patents 5,087,242, 5,236,412, 5,328,455, 5,374,241, WO 9,210,235
          and EP 515667 ****

     -    U.S. Patent 5,037,380 ****

     -    U.S. Patent 4,968,297 ****

     -    U.S. Patent 5,248,295 ****

          Also included are all foreign equivalents, PCT equivalents, and all related CIP to the above patents.


          Other Technology and know-how


     ****

II.  IMPROVEMENTS ON PRIOR TECHNOLOGY

     ****